As filed with the Securities and Exchange Commission on August 22, 2006

Registration no. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM S-3

———————

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

———————

EMPIRE FINANCIAL HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

———————

FLORIDA	56-3627212
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2170 West State Road 434, Suite 100

Longwood, Florida  32779

(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)

DONALD A. WOJNOWSKI, JR

Chief Executive Officer

2170 West State Road 434, Suite 100

Longwood, Florida  32779

(800) 569-3337

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen A. Zelnick, Esq.

Morse, Zelnick, Rose & Lander, LLP

405 Park Avenue

New York, New York 10022

(212) 838-8040

(212) 838-9190 (Facsimile)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Shares of Common Stock, par value $.01 per share	6,255,318	$2.98 (2)	$18,640,847.64	$1,994.57
Shares of Common Stock, par value $.01 per share, underlying warrants (3)	433,069	$4.50 (4)	$1,948,810.5	$208.52
Shares of Common Stock, par value $.01 per share, underlying warrants (3)	315,750	$5.46 (4)	$1,723,995	$184.47
Shares of Common Stock, par value $.01 per share, underlying warrants (3)	200,000	$2.98 (4)	$596,000	$63.77
Shares of Common Stock, par value $.01 per share, underlying warrants (3)	60,000	$2.98 (4)	$178,800	$19.13
Total Registration Fee				$2,470.46

(1)

Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.

(2)

Pursuant to Rule 457(c), the maximum offering price for the common stock is based upon the average of the high and low sales prices of the Common Stock on the American Stock Exchange on August 17, 2006 of $2.98.

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the warrants or options.

(4)

Pursuant to Rule 457(g) of the Securities Act of 1933, the proposed maximum offering price is based upon the higher of the price at which the warrants or options may be exercised and the price of shares of Common Stock as determined in accordance with Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

7,264,137 Shares of Common Stock Par Value $.01

EMPIRE FINANCIAL HOLDING COMPANY

The selling stockholders named in this prospectus are offering to sell up to an aggregate of 7,264,137 shares of our common stock, as follows:

3,301,514

Shares of Common Stock owned by EFH Partners, LLC.

1,135,724

Shares (including 315,750 shares issuable upon exercise of warrants), issued to third party accredited investors in a $1,313,000 private placement of Units each Unit consisting of shares of common stock, warrants, each to purchase one share of common stock at an exercise price of $5.46 per share, and 30-day option assignments from a third party to purchase shares of common stock at $1.25 per share, in December – January, 2005 – 2006;

1,299,208

Shares (including 866,139 shares issuable upon conversion of Series F Convertible Preferred Stock and 433,069 shares issuable upon exercise of warrants), issued to third party accredited investors in a $2,814,993 private placement of Units each Unit consisting of two shares of Series F Convertible Preferred Stock and one warrant, each to purchase one share of common stock at an exercise price of $4.50 per share, in March 2006.

1,166,666

Shares issuable upon conversion of Series B Convertible Preferred Stock, issued to EFH Partners, an affiliated entity, in March 2005, in exchange for $500,000 of cash and cancellation of a $200,000 note previously issued to us.

260,000

Shares issuable upon exercise of 5 year warrants issued to EFH Partners, an affiliated entity, in June 2005, each to purchase one share of common stock, including 200,000 warrants with an exercise price of $2.00 per share and 60,000 warrants with an exercise price of $1.50 per share.

50,000

Shares issued to an accredited investor in May 2005, for $100,000.

51,025

Shares previously owned by our former Executive Director, purchased by two accredited investors in March, 2006 for $94,095, with EFH Partners, LLC acting as agent.

We will not receive any of the proceeds from the sale of these securities. The securities are being registered for resale by the selling stockholders. However, we will receive a total of $4,162,805 if all the options and warrants underlying some of the shares being offered are exercised in full.

Shares of our common stock are traded on the American Stock Exchange under the symbol “EFH”. On August __  , 2006 the closing price of our common stock was $____ per share.

See “Risk Factors” beginning on Page 3 for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August __, 2006.

TABLE OF CONTENTS

Page

WHERE YOU CAN FIND MORE INFORMATION

1

SUMMARY

1

REPORTS TO SECURITY HOLDERS

2

INCORPORATION OF DOCUMENTS BY REFERENCE

2

RISK FACTORS

3

FORWARD LOOKING STATEMENTS

5

USE OF PROCEEDS

5

SELLING SECURITY HOLDERS

6

PLAN OF DISTRIBUTION

13

LEGAL MATTERS

14

EXPERTS

14

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

15

You may rely only on the information contained in this prospectus, including the documents incorporated in this prospectus by reference. We have not authorized anyone to provide information that is different from that contained in this prospectus. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may not be accurate after the date appearing on the cover.

  WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with that statute, have filed various reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission at its principal offices at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 233 Broadway, 16th Flr., New York, NY 10279. You can get copies of these reports and other information from these offices upon payment of the required fees. These reports and other information can also be accessed from the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The public may obtain information on operations of the public reference room by calling the Securities and Exchange Commission at (800) SEC-0330.

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act with respect to the shares offered by this prospectus. This prospectus, which forms a part of the registration statement, provides information as to the shares and warrants covered by the filing. However, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any document are not necessarily complete and are qualified in their entirety by such reference. You should refer to the actual document as filed with the Securities and Exchange Commission. You can get copies of the registration statement and the accompanying exhibits from the Securities and Exchange Commission upon payment of the required fees or it may be inspected free of charge at the public reference facilities and regional offices referred to above.

  SUMMARY

Overview

We provide a full range of securities brokerage, asset management and market making services to individual investors, independent registered representatives, unaffiliated broker dealers and institutional and wholesale customers in all 50 states and also in Europe, Asia and other locations. We also offer investment advisory, investment banking and corporate financing services.

Corporate Information

We were organized in 2000 under the laws of Florida. Our principal executive office is located at 2170 West State Road 434, Suite 100, Longwood, Florida  32779, telephone number (800) 569-3337.

  REPORTS TO SECURITY HOLDERS

We furnish our stockholders with annual reports containing audited financial statements. In addition, we are required to file reports on Forms 8-K, 10-QSB and 10-KSB with the Securities and Exchange Commission.

  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated in this prospectus by reference:

(1)

Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005;

(2)

Quarterly Report on Form 10-QSB for the quarters ended March 31, 2006 and June 30, 2006;

(3)

Current Reports on Form 8-K filed on January 6, January 24, March 1, March 17 and May 17, 2006; and

(4)

Each document filed after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act but before this offering terminates is incorporated in this prospectus by reference and is to be treated as part of this prospectus from the date it was filed. Any statement contained in a document incorporated or deemed to be incorporated in this prospectus by reference is modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated in this prospectus by reference modifies or supersedes such statement.

Upon written or oral request, we will provide, without charge, each person to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Empire Financial Holding Company, 2170 West State Road 434, Suite 100, Longwood, Florida  32779, telephone number (800) 569-3337, Attention:  James Matthew, Chief Financial Officer.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF SHARES OF OUR COMMON STOCK COVERED BY THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY CIRCUMSTANCES IN WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

  RISK FACTORS

The securities offered by the selling stockholders involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment. Prospective purchasers should carefully consider, among other things, the following risk factors and the other information in this prospectus, including our financial statements and the notes to those statements, prior to making an investment decision.

NET CAPITAL

On February 6, 2005, EFG received a letter from the NASD threatening disciplinary action for failure to maintain required net capital during the period from September 2003 to February 14, 2005 and alleging our violation of other NASD rules, while acting through our former financial and operations principal. While at June 30, 2006 our net capital was approximately $364,000 above our required net capital, at this time we cannot determine the nature or severity of any legal or other regulatory sanctions that might be imposed on us or on certain of our employees in connection with this NASD disciplinary action, but any sanctions could include fines, penalties, disgorgement of profits, the issuance of cease and desist orders or suspension or expulsion as a broker dealer.

The Company’s subsidiary, EFG, is subject to SEC Uniform Net Capital Rule 15c3-1, which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. Net capital and the related ratio of aggregate indebtedness to net capital, as defined, may fluctuate on a daily basis.

At June 30, 2006, EFG’s net capital was $885,923 which exceeded the minimum net capital requirement by $364,423. The Company’s ratio of aggregate indebtedness to net capital was .93 to 1. The Company claims exemption under rule 15c3-3 under paragraph (k)(2)(ii) of the Rule as all customer transactions are cleared through other broker-dealers on a fully disclosed basis.

On August 11, 2006, the Company was notified by the NASD that the NASD considered the secured notes receivable from employees totaling $1,348,357 as non allowable assets which would have placed the Company in a net capital violation. Although the Company disagrees, as a result of the notification from the NASD, on August 11, 2006, the Company called the demand notes and ordered its clearing company to sweep the securities pledged as collateral for the notes from a segregated account and deposit the securities in the name of the Company in the Company’s general marketable securities account.

Furthermore, pursuant to a request by the NASD, the Company also filed a net capital warning notification under Exchange Act Rule 17a 11 with the SEC and NASD on August 11, 2006.

On August 11, 2006, the Company reclassified the amounts recorded as secured demand notes receivable totaling $1,348,357, to marketable securities owned, at market value.

Failure to maintain the required net capital may subject EFG to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require EFG’s liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness and the making of any unsecured advance or loan to a shareholder, employee or affiliate, if the payment would reduce the firm’s net capital below a certain level.

SUBSTANTIAL NOTES RECEIVABLE

In October of 2005, we opened an independently owned office in Uniondale, New York. We have advanced substantial funds to the owner of that office and have received the personal guarantee of that owner. The note receivable of approximately $3.5 million dollars at June 30, 2006 is collateralized by that guarantee, notes from the registered representatives and furniture and fixtures of the office. Due to the uncertainty of several factors such as the ability of the OSJ manager to retain the brokers, market conditions and regulatory factors, there is no assurance that we will be able to recover the funds loaned.

COMPETITIVE DISADVANTAGES

Our competitors generally have greater marketing, financial and technical resources than ours. These competitors can offer a wider range of services and financial products than we can. Our competitors also have greater name recognition and more extensive client bases. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to clients and adopt more aggressive pricing policies. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share.

CONTROL OF OUR COMPANY

A limited liability company (“LLC”) and its individual members beneficially own approximately 75% of the Company’s outstanding common stock (assuming the conversion of the Series B convertible preferred stock owned by the LLC). The Chairman of our Board of Directors is also co-managing director of the LLC and can effectively control most matters relating to our Company.

OFF BALANCE SHEET RISK

Retail customer transactions are cleared through the clearing broker on a fully disclosed basis. In the event that customers default in payments of funds or delivery of securities, the clearing broker may charge the Company for any loss incurred in satisfying the customer obligations. Additional credit risk occurs if the clearing brokers of affiliates do not fulfill their obligations. The Company regularly monitors the activity in its customer accounts for compliance with margin requirements.

In addition, we have sold securities which we do not currently own and therefore will be obligated to purchase the securities at a future date. We have recorded these obligations in our financial statements at June 30, 2006 at the market values of the securities and will incur a loss if the market value increases subsequent to June 30, 2006.

CONCENTRATIONS OF CREDIT RISK

We are engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks and other financial institutions. In the event counterparties do no fulfill their obligations, we may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is our policy to review, as necessary, the credit standing of each counter-party.

Our cash in bank accounts, at times, exceeds the Federal Deposit Insurance Corporation (“FDIC”) insurable limit of $100,000. We have not experienced any previous losses due to this policy.

EMPLOYEE MISCONDUCT

Employee misconduct could result in regulatory sanctions and unanticipated costs to us. Because our business involves handling cash and marketable securities on behalf of our customers, employee misconduct could result in unknown and unmanaged risks or losses. Misconduct by employees could also include binding us to transactions that exceed authorized limits or present unacceptable risks or hiding from us unauthorized or unsuccessful activities.

MARKET PRICE FLUCTUATIONS

Our order execution services involve the purchase and sale of securities predominantly as principal, instead of buying and selling securities as an agent for our customers. As a result, we may own securities or may be required to buy or sell securities to complete customer transactions. During the period that we own the securities or may be required to buy or sell securities, market prices could fluctuate significantly which could result in lost revenues to us and adversely affect our profitability.

INDEPENDENT REGISTERED REPRESENTATIVES

Our independent registered representatives could terminate their relationship with us on little or no notice and could associate with another broker dealer. The independent registered representatives can transfer their client accounts which could adversely affect our revenues.

  FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements based on current expectations, assumptions, estimates and projections about us and the industry in which we operate. We use words such as plans, believes, expects, future, intends and similar expressions to identify forward-looking statements. These forward-looking statements involve numerous risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of factors more fully described elsewhere in this prospectus. We undertake no obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

  USE OF PROCEEDS

The shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. However, the shares offered by this prospectus include 1,008,819 shares underlying warrants to purchase those shares at different prices per share and convertible preferred stock convertible into shares of common stock at different conversion prices per share. Assuming the exercise or conversion of all of these warrants and shares of convertible preferred stock, we would receive proceeds of approximately $4,162,805 in the aggregate, which we would use for additional working capital.

  SELLING SECURITY HOLDERS

The following table sets forth the information as to the ownership of our securities by the selling stockholders on August 9, 2006. On August 9, 2006, 7,051,037 shares of our common stock were outstanding. Unless otherwise indicated, it is assumed that each selling stockholder listed below possesses sole voting and investment power with respect to the shares owned as of such date by the selling stockholder, including those issuable upon exercise of warrants or options. In addition, other than indicated below, none of the selling stockholders has had a material relationship with us or any of our predecessors or affiliates within the past three years.

A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this prospectus upon the exercise of options and warrants or conversion of convertible securities. Each selling stockholder’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the total number of shares beneficially owned, increased to reflect the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

Selling Stockholder	Shares Owned Before the Offering		Number of Shares that May Be Sold	Shares to be Owned After the Offering	Percentage of Common Stock Owned After The Offering

Jack Dworkin 102 Aspen Lane Freehold, New Jersey 07728	45,000	(1)	45,000	0	0

3111 Broadway Reality Corp. Charitable Remainder Trust c/o Morritt, Hock Hamroff & Horowitz LLP 400 Garden City Plaza Garden City, New York 11530 Attn: Steven M. Horowitz, Co-Trustee	225,000	(2)	225,000	0	0

John Ligums, Jr. 3030 Post Oak Blvd., Suite 612 Houston, TX 77056	112,500	(3)	112,500	0	0

Mark Leventhal The Beacon Companies 150 Federal Street, 5th Floor Boston, MA 02110	112,500	(4)	112,500	0	0

Rolf Hahn 2013 White Feather Lane Nokomis, FL 34275	225,000	(5)	225,000	0	0

William Lapp Lapp, Laurie, Libra, Abramson & Thomson One Financial Plaza, Suite 2500 Minneapolis, MN 55402	112,500	(6)	112,500	0	0

William Caputo IRA Harvard Manufacturing, Inc. 600 Glen Avenue Salisbury, MD 21804	71,800	(7)	25,000	0	0

Selling Stockholder	Shares Owned Before the Offering		Number of Shares that May Be Sold	Shares to be Owned After the Offering	Percentage of Common Stock Owned After The Offering
William Caputo Harvard Manufacturing, Inc. 600 Glen Avenue Salisbury, MD 21804	108,200	(8)	155,000	0	0

Andrew C. Park 715 Landrum Court Marina, CA 93933	11,538	(9)	11,538	0	0

Cranshire Capital, LP 666 Dundee Road, Suite 1901 Northbrook, IL 60062	46,152	(10)	46,152	0	0

Crestview Capital Master, LLC 95 Revere Drive, Suite A Northbrook, IL 60062	115,386	(11)	115,386	0	0

Cynergy All Seasons Fund, LP 5299 DTC Boulevard, Suite 1150 Greenwood Village, CO 80111	46,152	(12)	46,152	0	0

David N. Baker 41 Sutter Street, #1075 San Francisco, CA 94104	23,076	(13)	23,076	0	0

Enable Opportunity Partners LP One Ferry Building, Suite 255 San Francisco, CA 94111	11,076	(14)	11,076	0	0

Enable Growth Partners LP One Ferry Building, Suite 255 San Francisco, CA 94111	67,386	(15)	67,386	0	0

Pierce Diversified Strategy Master Fund LLC One Ferry Building, Suite 255 San Francisco, CA 94111	13,845	(16)	13,845	0	0

Andrew C. Park FBO Hyun S. Park 715 Landrum Court Marina, CA 93933	11,538	(17)	11,538	0	0

Iroquois Master Fund Ltd. 641 Eighth Avenue, 26th Floor New York, NY 10022	46,152	(18)	46,152	0	0

Joseph Abrams 131 Laurel Grove Avenue Kentfield, CA 94904	23,076	(19)	23,076	0	0

Selling Stockholder	Shares Owned Before the Offering		Number of Shares that May Be Sold	Shares to be Owned After the Offering	Percentage of Common Stock Owned After The Offering
Michael R. Jacks, Trustee 204 Bret Harte Road San Rafael, CA 94901	187,863	(20)	187,863	0	0

Nite Capital LP 100 East Cook Avenue, Suite 201 Libertyville, FL 60048	46,152	(21)	46,152	0	0

Porter Partners, L.P. 300 Drakes Landing Road, Suite 175 Greanbrae, CA 94904	92,307	(22)	92,307	0	0

Thomas A. Szabo P.O. Box 2035 Rancho Santa Fe, CA 92067	23,076	(23)	23,076	0	0

Whalehaven Capital Fund Ltd. 3rd Floor, 14 Par La Ville Road Hamilton, Bermuda HM08	46,152	(24)	46,152	0	0

William D. Corbett 172 Beach Road Belvedere, CA 94920	187,863	(25)	187,863	0	0

Worthington Growth LP 262 Harbor Drive Stamford, CT 06902	46,152	(26)	46,152	0	0

Antonio Dajer 59 Kings Court, #302 San Juan, PR 00911	23,076	(27)	23,076	0	0

Brian Koontz 8441 Big Buck Lane Sarasota, FL 34240	15,000	(28)	15,000	0	0

Harold Libby 950 S. Tamiami Trail #204 Sarasota, FL 34236	57,690	(29)	57,690	0	0

James Mraz 31221 Roxbury Park Drive Bay Village, OH 44140	11,538	(30)	11,538	0	0

Jerome Meyer IRA 5630 Wisconsin Avenue NW, #1204 Chevy Chase, MD 20815	46,153	(31)	46,153	0	0

Selling Stockholder	Shares Owned Before the Offering		Number of Shares that May Be Sold	Shares to be Owned After the Offering	Percentage of Common Stock Owned After The Offering
Joel Wantmann 16320 Castello Court Delray Beach, FL 33484	11,538	(32)	11,538	0	0

Martin Arch 1233 N. Gulfstream Avenue, #704 Sarasota, FL 34236	11,538	(33)	11,538	0	0

Martin C. Haas 4919 Coral Blvd. Bradenton, FL 34210	23,076	(34)	23,076	0	0

Robert Koontz 8400 Big Buck Lane Sarasota, FL 34240	15,000	(35)	15,000	0	0

Steve Herrig 2819 Gulf of Mexico Drive Longboat Key, FL 34228	11,538	(36)	11,538	0	0

Wanda Rayle 950 S. Tamiami Trail, #204 Sarasota, FL 34236	34,615	(37)	34,615	0	0

Dr. Jonathan M. Simon and Susan Kathleen Pavlu, TBTE 1734 Greystone Court Longwood, FL 32779	46,153	(38)	46,153	0	0

Robert Coury 2553 Northeast 45th Avenue Portland, OR 97213	23,076	(39)	23,076	0	0

EFH Partners, LLC 2170 West State Road 434, Suite 100 Longwood, Florida 32779	5,278,180	(40)	4,728,180	550,000	7.8%

Eduardo Cabrera 10 School Lane Scarsdale, NY 10583	90,000	(41)	90,000	0	0

Salvatore Trovato 30 Stone Hill Drive South Manhasset, NY 11030	50,000		50,000	0	0

Bradley Gordon 1762 Cocoplum Court Longwood, FL 32779	91,887	(42)	8,524	83,363	*

———————

Less than 1*

(1)

Includes 12,500 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.

(2)

Investment making authority for 3111 Broadway Reality Corp. Charitable Remainder Trust is vested in Steven Horowitz and Lynn Diamond, Co-Trustees. 3111 Broadway Reality Corp. Charitable Remainder Trust’s beneficial ownership of common stock includes 62,500 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.

(3)

Includes 31,250 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.

(4)

Includes 31,250 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.

(5)

Includes 62,500 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.

(6)

Includes 31,250 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.

(7)

Investment making authority for William Caputo IRA is vested in William Caputo. William Caputo IRA’s beneficial ownership of common stock includes 25,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.

(8)

Includes 25,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.

(9)

Includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(10)

Investment making authority for Cranshire Capital, LP is vested in Mitch P. Kopin, President of its general partner, Downsview Capital. Cranshire Capital’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(11)

Investment making authority for Crestview Capital Master, LLC is vested in Stewart R. Flink, its Manager. Crestview Capital Master, LLC’s beneficial ownership of common stock includes 76,924 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 38,462 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(12)

Investment making authority for Cynergy All Seasons Fund, LP is vested in Patrick S. Adams, its President and Managing Member. Cynergy All Seasons Fund, LP’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(13)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(14)

Investment making authority for Enable Opportunity Partners, LP is vested in Mitch Levine, its managing partner. Enable Opportunity Partners, LP’s beneficial ownership of common stock includes 7,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(15)

Investment making authority for Enable Growth Partners, LP is vested in Mitch Levine, its managing partner. Enable Growth Partners, LP’s beneficial ownership of common stock includes 44,924 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 22,462 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(16)

Investment making authority for Pierce Diversified Strategy Master Fund is vested in Mitch Levine, its managing partner. Pierce Diversified Strategy Master Fund’s beneficial ownership of common stock includes 9,230 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 4,615 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(17)

Investment making authority for Andrew C.Park FBO Hyun S. Park is vested in Andrew C. Park. Andrew C.Park FBO Hyun S. Park’s beneficial ownership of common stock includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(18)

Investment making authority for Iroquois Master Fund Ltd. is vested in Joshua Silverman, its authorized signatory. Iroquois Master Fund Ltd.’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(19)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(20)

Investment making authority for Michael R. Jacks Trust is vested in Michael R. Jacks, its trustee. Michael Jacks’s beneficial ownership of common stock includes 100,000 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 50,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share. Mr. Jacks is an employee of Empire Financial Group, an affiliated entity.

(21)

Investment making authority for Nite Capital, LP is vested in Keith A. Goodman, manager of its general partner. Nite Capital, LP’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(22)

Investment making authority for Porter Partners LP is vested in Jeffrey H. Porter, its general partner. Porter Partners LP’s beneficial ownership of common stock includes 61,538 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 30,769 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(23)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(24)

Investment making authority for Whalehaven Capital Fund Ltd. is vested in Evan Schemenaur, its Chief Operating Officer. Whalehaven Capital Fund Ltd.’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(25)

Includes 100,000 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 50,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share. Mr. Corbett is an employee of Empire Financial Group, an affiliated entity.

(26)

Investment making authority for Worthington Growth, LP is vested in Clifford Henry, its authorized signatory. Worthington Growth, LP’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(27)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(28)

Includes 10,000 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 5,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(29)

Includes 38,460 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 19,230 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(30)

Includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(31)

Investment making authority for Jerome Meyer IRA is vested in Jerome Meyer. Jerome Meyer IRA’s beneficial ownership of common stock includes 30,769 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(32)

Includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(33)

Includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(34)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(35)

Includes 10,000 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 5,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(36)

Includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(37)

Includes 23,077 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 11,538 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(38)

Investment making authority for Dr. Jonathan M. Simon and Susan Kathleen Pavlu, TBTE is vested in Dr. Jonathan M. Simon and Susan Kathleen Pavlu. Dr. Jonathan M. Simon and Susan Kathleen Pavlu, TBTE’s beneficial ownership of common stock includes 30,769 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(39)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(40)

Includes warrants, currently exercisable, to purchase 60,000 shares of our common stock at $1.50 per share, warrants, currently exercisable, to purchase 200,000 shares of our common stock at $2.00 per share and 7,000 shares of Series B Preferred Stock, par value $.01 per share, which rank superior to our common stock and are currently convertible into an aggregate of 1,166,666 shares of our common stock. EFH Partners, LLC also has the right to acquire 400,000 shares of our common stock underlying options, at an exercise price of $1.75 per share, and 150,000 shares of our common stock underlying options, at an exercise price of $2.25 per share. The shares underlying these options are held of record by The Gagne First Revocable Trust, and are also covered by irrevocable proxies, dated May 20, 2005, delivered by The Gagne First Revocable Trust to EFH Partners, LLC, which permit EFH Partners, LLC to vote these shares on all matters, except that without the approval of The Gagne First Revocable Trust, these shares may not be voted in favor of (i) the sale of all or substantially all of our assets, (ii) our merger with any other entity or (iii) the authorization of a new employee stock option plan or an increase in the number of shares of our common stock available under any existing employee stock option plan. EFH Partners, LLC is an affiliated entity and a major shareholder. Steven M. Rabinovici, our Chairman, is one of its two managing members. Investment making authority for the EFH Partners, LLC is vested in Steven M. Rabinovici and Steven M. Horowitz, managing members.

(41)

Includes 25,000 shares underlying warrants, currently exercisable, each to purchase one share of common stock at $5.46 per share. Mr. Cabrera is an employee of Empire Financial Group, an affiliated entity.

(42)

Includes options, currently exercisable, to purchase 20,000 shares of common stock at $1.10 per share and options, currently exercisable, to purchase 25,000 shares of common stock at $2.52 per share. Mr. Gordon is a director of Empire Financial Holding Company.

  PLAN OF DISTRIBUTION

Sales of the shares of our common stock covered by this prospectus may be effected from time to time in transactions (which may include block transactions) on the American Stock Exchange (or other markets on which shares of our common stock are then traded), in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. None of the selling stockholders has entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling stockholders may effect transactions by selling their shares directly to purchasers or through broker-dealers, who may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents, or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders and any broker-dealers who act in connection with the sale of the shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933 and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling stockholder against a number of liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer who participates in transactions involving sales of the securities against the liabilities, including liabilities arising under the Securities Act. As used herein, “selling stockholders” includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of such Rule.

We have agreed to keep the registration statement, of which this prospectus is a part, effective until all the shares covered by this prospectus are sold or can be sold freely under an appropriate exemption from the securities laws of the United States and the states, without limitation.

In order to comply with the applicable state securities laws, the shares covered by this prospectus will be offered or sold through registered or licensed brokers or dealers in those states. In addition, in a number of states the shares may not be offered or sold unless they have been registered or qualified for sale in such states, or an exemption from such registration or qualification requirement is available and such offering or sale is in compliance therewith.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person’s completion of participation in a distribution, including stabilization activities in the common stock to effect syndicate covering transactions, to impose penalty bids or to effect passive market making bids. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants, Regulation M and Rules 100, 101, 102, 103, 104 and 105 thereof, all of which may affect the marketability of the shares covered by this prospectus.

  LEGAL MATTERS

Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, New York, New York 10022 will deliver an opinion that the issuance of the shares covered by this prospectus has been approved by our Board of Directors and that such shares, when issued, will be fully paid and non-assessable under Florida law.

  EXPERTS

The consolidated financial statements of Empire Financial Holding Company and subsidiaries as of and for the year ended December 31, 2005 appearing in Empire Financial Holding Company’s annual report on Form 10-KSB/A for the year ended December 31, 2005 have been audited by Miller Ellin & Company, LLP, an independent registered public accounting firm, as set forth in their report thereon dated March 14, 2006, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Empire Financial Holding Company and subsidiaries as of and for the year ended December 31, 2004 appearing in Empire Financial Holding Company’s annual report on Form 10-KSB for the year ended December 31, 2005 have been audited by Sweeney, Gates & Co., an independent registered public accounting firm, as set forth in their report thereon dated March 11, 2005, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

  SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

LIMITATION OF DIRECTORS’ LIABILITY AND INDEMNIFICATION

Our Certificate of Incorporation provides that a director will not be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, including breaches which constitute gross negligence. These provisions do not eliminate or limit the liability of a director:

•

for breach of his or her duty of loyalty to us or to our stockholders;

•

for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

under Section 607.0834 of the Florida Business Corporation Act (relating to unlawful distributions to shareholders);

•

for violation of a criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; or

•

for any transaction from which the director derived an improper benefit.

Our certificate of incorporation also provides that we shall indemnify any present or former officer, director, employee or agent of ours to the fullest extent authorized by law. In addition, we have an indemnification agreement with our directors and executive officers that provides mandatory indemnification by the company from and against claims, damages, expenses (including attorney’s fees), judgments, fines, amounts paid in settlement and all other liabilities actually and reasonably incurred in actions or suits other than by or in the right of the company, and, in actions or suits by or in the right of the company, against any and all expenses (including attorney’s fees) and amounts paid in settlement actually and reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws and the Florida Business Corporation Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

7,264,137 Shares

Common Stock

EMPIRE FINANCIAL HOLDING COMPANY

———————

PROSPECTUS

———————

August __, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We agreed to register the re-offer and re-sale of the shares of our common stock and the warrants covered by this prospectus by filing the registration statement which this prospectus is a part under the Securities Act and the securities laws of the states. We agreed to pay all the expenses and fees incurred in connection with the preparation, filing and modification or amendment of the registration statements except for selling commissions. These expenses are estimated at $32,470.46, as follows:

SEC registration fee	$2,470.46
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$20,000.00
Total	$32,470.46

Item 15. Indemnification of Directors and Officers

Our Certificate of Incorporation provides that a director will not be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, including breaches which constitute gross negligence. Our certificate of incorporation also provides that we shall indemnify any present or former officer, director, employee or agent of ours to the fullest extent authorized by law. In addition, we have an indemnification agreement with our directors and executive officers that provides mandatory indemnification by the company from and against claims, damages, expenses (including attorney’s fees), judgments, fines, amounts paid in settlement and all other liabilities actually and reasonably incurred in actions or suits other than by or in the right of the company, and, in actions or suits by or in the right of the company, against any and all expenses (including attorney’s fees) and amounts paid in settlement actually and reasonably incurred.

These provisions do not eliminate or limit the liability of a director:

•

for breach of his or her duty of loyalty to us or to our stockholders;

•

for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

under Section 607.0834 of the Florida Business Corporation Act (relating to unlawful distributions to shareholders);

•

for violation of a criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; or

•

for any transaction from which the director derived an improper benefit.

Item 16. Exhibits

Exhibit
No.	Description
3.1	Certificate of Designation for Series B Preferred Stock (1)
3.2	Certificate of Designation for Series F Preferred Stock (1)
4.1	Form of Warrant in connection with the private placement of Units, December – January 2005-2006*
4.2	Form of Warrant in connection with the private placement of Units, March 2006. (2)
4.3	Form of Warrant dated June 1, 2005*
4.4	Form of Warrant dated June 1, 2005*
5.1	Opinion of Morse, Zelnick, Rose & Lander, LLP*
10.1	Stock Purchase Agreement dated as of March 8, 2005 (3)
10.2	Stock Exchange Agreement dated as of March 8, 2005 (4)
10.3	Form of Securities Purchase Agreement used in connection with the private placement of Units, March 2006 (5)
23.1	Consent of Miller Ellin & Company, LLP*
23.2	Consent of Sweeney, Gates & Co.*
23.3	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page)

II-1

———————

Notes to exhibits

*  Filed herewith

(1)

Filed on May 26, 2005 and March 17, 2006, as exhibit 3.1 to each of our reports on Forms 8-K, S.E.C. file no. 001-31292, and incorporated herein by reference.

(2)

Filed on March 17, 2006, as exhibit 10.15 to our report on Form 8-K, S.E.C. file no. 001-31292, and incorporated herein by reference.

(3)

Filed on March 10, 2005, as exhibit 10.1 to our report on Form 8-K, S.E.C. file no. 001-31292, and incorporated herein by reference.

(4)

Filed on March 10, 2005, as exhibit 10.2 to our report on Form 8-K, S.E.C. file no. 001-31292, and incorporated herein by reference.

(5)

Filed on March 17, 2006, as exhibit 10.14 to our report on Form 8-K, S.E.C. file no. 001-31292, and incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

(i)

include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of such securities at that time shall be deemed to be the initial bonafide offering of such securities.

(3)

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longwood, State of Florida on August 22, 2006.

EMPIRE FINANCIAL HOLDING COMPANY

By:	/s/ DONALD A. WOJNOWSKI, JR.
Donald A. Wojnowski, Jr.
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Donald A. Wojnowski, Jr. and Stephen A. Zelnick, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places, steads, in any and all capacities, to sign this Registration Statement to be filed with the Securities and Exchange Commission and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 22 day of August, 2006.

Signature	Title

/s/ DONALD A. WOJNOWSKI, JR. Donald A. Wojnowski, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JAMES M. MATTHEW James M. Matthew	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ STEVEN M. RABINOVICI Steven M. Rabinovici	Director

/s/ JOHN C. RUDY John C. Rudy	Director

/s/ BRADLEY L. GORDON Bradley L. Gordon	Director

Kirk M. Warshaw	Director